                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.


                            SUCCESS BANCSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                      [SUCCESS BANCSHARES, INC. LETTERHEAD]


                     100 TRI-STATE INTERNATIONAL - SUITE 300
                                  P.O. BOX 1499
                           LINCOLNSHIRE, IL 60069-1499

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON WEDNESDAY, MAY 24, 2000

To the Stockholders of Success Bancshares, Inc.

     The Annual Meeting of Stockholders of Success Bancshares, Inc. (the "Company") will be held on Wednesday, May 24, 2000 at 1:00 p.m., local time, in the auditorium at 200 Tri-State International, Lincolnshire, Illinois 60069, for the following purposes, as more fully described in the accompanying Proxy Statement.

     1. To elect two directors to serve for a three-year term as Class III Directors or until their successors are elected and qualified; and

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on April 17, 2000, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting and any adjournment thereof, also as more fully described in the Proxy Statement.

                                            For the Board of Directors,

                                            /s/ WILBUR G. MEINEN, JR.

                                            Wilbur G. Meinen, Jr.
                                            Chairman of the Board

April 26, 2000

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. THOSE WHO CANNOT ATTEND ARE URGED TO SIGN, DATE AND OTHERWISE COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED. PROXIES MAY BE REVOKED AT ANY TIME PRIOR TO THE MEETING OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                      [SUCCESS BANCSHARES, INC LETTERHEAD]

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

 The following information is provided in connection with the solicitation of proxies for the Annual Meeting of Stockholders of Success Bancshares, Inc., a Delaware corporation (the "Company"), and any adjournment thereof (the "Meeting"), for the purposes stated in the attached Notice of Annual Meeting of Stockholders. The Meeting is to be held on Wednesday, May 24, 2000 at 1:00 p.m., local time, in the auditorium at 200 Tri-State International, Lincolnshire, IL 60069. The Company anticipates mailing this Proxy Statement and the enclosed proxy to stockholders on or about April 26, 2000.


                               GENERAL INFORMATION

SOLICITATION OF PROXIES

     A form of proxy for use at the Meeting is being furnished herewith by the Company to each stockholder and is solicited on behalf of the Board of Directors of the Company. The Board of Directors has fixed April 17, 2000 as the record date (the "Record Date") for the Meeting. Only stockholders of record on the books of the Company at the close of business on the Record Date will be entitled to notice of, and to vote at, the Meeting. At the close of business on the Record Date, an aggregate of 2,620,806 shares of the Company's common stock, par value $0.001 per share ("Common Stock"), were outstanding, each of which entitles the holder thereof to one vote on all matters to be considered at the Meeting.

     The shares represented by proxies duly executed and returned by stockholders and received by the Company before the Meeting will be voted as directed in the proxies. In the absence of specific direction, the shares represented by proxies will be voted "FOR" the election of all nominee directors specified herein and "FOR" the other proposals described in this Proxy Statement. As to the other matters, if any, to be voted upon at the Meeting, the persons designated as proxies in the accompanying form of proxy (each of whom was selected by the Board of Directors) will take such action as they, in their discretion, may deem advisable.

     Representation at the Meeting, in person or by proxy, by the holders of a majority of the outstanding shares of Common Stock entitled to vote on the Record Date will constitute a quorum. Votes for and against, abstentions by shareholders who are present at the Meeting in person or by proxy and shares held of record by a broker or nominee who has not received instructions from his, her or its customers and lacks voting authority ("Broker Non-Votes"), will each be counted as present for purposes of determining the presence of a quorum. The affirmative vote of the holders of a plurality of the shares of Common Stock present at the Meeting, in person or by proxy, and entitled to vote will be required to act on the election of the two Class III Directors. Accordingly, abstentions and Broker Non-Votes will not have any effect on the outcome of such election.

     The cost of soliciting proxies will be borne by the Company. Solicitation will be made by mail, and may also be made personally or by telephone or facsimile by directors, officers and regular employees of the Company, but these persons will not be separately compensated for such solicitation services. The Company will reimburse brokerage houses and other nominees and fiduciaries for their expenses in forwarding proxy solicitation materials to beneficial owners of Common Stock.

REVOCABILITY OF PROXIES

     Execution of the enclosed proxy will not affect your right as a stockholder to attend the Meeting and to vote in person. Any proxy given pursuant to this solicitation may be revoked by the stockholder at any time before it is exercised by: (i) a later dated, duly executed and delivered proxy; (ii) a written revocation sent to and received by the Secretary of the Company prior to the Meeting; or (iii) attendance at the Meeting and voting in person. Attendance by a stockholder at the Meeting does not alone serve to revoke his, her or its proxy.

ANNUAL REPORT

     A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1999, which contains audited financial statements, accompanies this Proxy Statement.

SECURITY OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

     The following table sets forth information with respect to the beneficial ownership of the Company's Common Stock as of April 3, 2000 by (i) each person or entity known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock, (ii) each executive officer named in the Summary Compensation Table below, (iii) each director and (iv) all the directors and executive officers of the Company as a group.

                                                                        NUMBER OF SHARES
               NAME AND ADDRESS OF BENEFICIAL OWNER(1)                 BENEFICIALLY OWNED           PERCENT OF CLASS
      -----------------------------------------------------------    ------------------------      -------------------
      Wilbur G. Meinen, Jr...................................                14,439 (2)                      *
      Kurt C. Felde..........................................                 6,026 (3)                      *
      Christa N. Calabrese...................................                 3,932 (4)                      *
      Craig J. Love..........................................                 1,250 (5)                      *
      Avrom H. Goldfeder.....................................                 6,000 (6)                      *
      Sherwin Koopmans.......................................                 6,000 (7)                      *
      George M. Ohlhausen....................................               253,886 (8)                   9.7%
      Norman D. Rich.........................................                23,699 (9)                      *
      Glen Wherfel...........................................                17,294 (10)                     *
      Joseph A. Cari, Jr.....................................                     -                          *
      Jeffrey L. Gendell (11)................................               139,300 (12)                  5.3%
      Financial Institution Partners II, L.P. (13)...........               185,450 (14)                  7.1%
      All directors and executive officers
      as a group (11 persons)................................               345,181 (15)                 12.9%

*  Less than 1%
------------------------

(1) The address of each person listed above, unless noted otherwise in the footnotes, is c/o Success Bancshares, Inc., 100 Tri-State International, Suite 300, Lincolnshire, IL 60069-1499

(2) Includes 8,000 shares of restricted stock with respect to which Mr. Meinen has full voting power but which are transferable by Mr. Meinen in increments of 2,667 shares on each of December 31, 1999 and 2000, and 2,666 shares on December 31, 2001, in the event that Mr. Meinen is a full-time employee of the Company on each such date. Also includes 6,250 shares subject to options with an exercise price of $11.50 per share.

(3) Includes 5,000 shares subject to options with an exercise price of $14.00 per share and 750 shares subject to options with an exercise price of $11.50 per share.

(4) Ms. Calabrese shares voting and investment power over 1,432 of such shares with her spouse. Includes 2,500 shares subject to options with an exercise price of $13.875 per share.

(5) Includes 1,250 shares subject to options with an exercise price of $10.13 per share.

(6) Includes 5,000 shares subject to options with an exercise price of $14.50 per share.

(7) Mr. Koopmans shares voting and investment power over 1,000 of such shares with his spouse. Includes 5,000 shares subject to options with an exercise price of $14.50 per share.

(8) Includes 108,485 shares held in trust with respect to which Mr. Ohlhausen has sole voting and dispositive power, 44,387 shares held in an individual retirement account with respect to which Mr. Ohlhausen has sole voting and dispositive power and 68,000 shares held in trust with respect to which Mr. Ohlhausen shares voting and dispositive power with his spouse. Also includes 5,000 shares subject to options with an exercise price of $14.50 per share.

(9) Includes 3,896 shares held in trust with respect to which Mr. Rich's spouse has voting and dispositive power, and 2,210 shares beneficially owned by Mr. Rich's spouse. Also includes 5,000 shares subject to options with an exercise price of $14.50 per share.

(10) Includes 5,100 shares beneficially owned by Mr. Wherfel's spouse and 5,494 shares held by a pension plan with respect to which Mr. Wherfel has sole voting and dispositive power. Also includes 5,000 shares subject to options with an exercise price of $14.50.

(11) Mr. Gendell's address is 200 Park Avenue, Suite 3900, New York, New York 10166.

(12) Includes 139,300 shares with respect to which Mr. Gendell shares voting and dispositive power with Tontine Financial Partners, L.P. ("TFP") and Tontine Management, L.L.C. ("TM"). Mr. Gendell and each of such entities are a "group," as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(13) The address of Financial Institution Partners, II, L.P. is 1824 Jefferson Place NW, Washington, DC 20036.

(14) Includes 173,450 shares with respect to which Financial Institution Partners II, L.P. shares voting and dispositive power with Hovde Capital, L.L.C., Eric D. Hovde as a managing member of Hovde Capital, L.L.C. and Steven D. Hovde. Additionally, Eric D. Hovde owns 12,000 shares with sole voting and dispositive powers. Financial Institution Partners and each of such individuals or entities are a "group" as defined in Section 13(d)(3) of the Exchange Act.

(15) Includes an aggregate of 49,375 options with exercise prices ranging from $10.125 to $14.50 per share.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     As a public company, the Company's directors, executive officers and 10% beneficial owners are subject to the reporting requirements under Section 16(a) of the Exchange Act. Under such Act, initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company are required to be filed with the Securities and Exchange Commission (the "SEC").

     To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company, in fiscal 1999 Forms 5 reporting the purchase pursuant to the Company's 1998 Employee Stock Purchase Plan by (i) Wilbur G. Meinen of 189 shares of Common Stock, (ii) Kurt C. Felde of 276 shares of Common Stock and (iii) Christa N. Calabrese of 632 shares of Common stock have not been filed with the SEC but will be filed promptly following the date of this Proxy Statement. In addition, a Form 5 reporting the Company's issuance to Avrom H. Goldfeder of options to purchase 5,000 shares of Common Stock in August 1998 was filed late with the SEC in March 1999 and a Form 3 reporting the status of Craig J. Love as an executive officer of the Company in October 1999 has not been filed with the SEC but will be filed promptly following the date of this Proxy Statement.

                                        I
                              ELECTION OF DIRECTORS

     The Certificate of Incorporation and the By-Laws of the Company currently provide that the Board of Directors shall consist of at least five and not more than 11 directors divided into three classes of directors who are elected to hold office for staggered three-year terms so that the term of office of one class expires at each annual meeting of stockholders. The classes of directors as of the date of this Proxy Statement are: Class I Director, consisting of one person, who will hold office until the annual meeting of stockholders to be held in 2001; Class II Directors, consisting of three persons, who will hold office until the annual meeting of stockholders to be held in 2002; and Class III Directors, consisting of three persons, who will hold office until the Meeting. The terms of the Class III Directors expire this year. Director George M. Ohlhausen, who is currently a Class III Director, will not stand for reelection due to an age limitation. Therefore, the Board of Directors has nominated two persons, who have consented to being named in this Proxy Statement and to serving if elected, for election as Class III Directors to serve for a three-year term until the annual meeting of stockholders to held in 2003 and until their respective successors have been duly elected and qualified. Both director nominees are currently members of the Company's Board of Directors.

     Proxies will be voted FOR the election of the two nominees listed below, unless authority to do so is withheld as to an individual nominee or all nominees as a group. Proxies cannot be voted for a greater number of persons than the number of nominees named. If for any reason one or more of the nominees should be unable to serve or refuse to serve as a director (an event which is not anticipated), proxies will be voted for another candidate or candidates nominated by the Board of Directors, and discretionary authority to cast such votes is included in the proxy. The nominees receiving the highest number of votes at the Meeting, in person or by proxy, of shares of Common Stock, up to the number of directors to be elected, shall be elected.

                              NOMINEES FOR DIRECTOR

     The Board of Directors has nominated for election as a director at the Meeting each of the following individuals:

CLASS III DIRECTORS - TERMS EXPIRING IN 2003

     Joseph A. Cari, Jr., age 47, has been a director of the Company since January 2000. Mr. Cari has been a partner with the law firm of Ungaretti & Harris since 1984, providing general corporate, legislative and regulatory counsel to a variety of clients. He has also been appointed by President Clinton to serve as Chairman of the Board of Trustees of the Woodrow Wilson International Center for Scholars and has served on such Board since 1995. In addition, Mr. Cari currently serves as National Finance Chairman for the Democratic National Committee for the 2000 elections. Mr. Cari is a member of the Board of Directors of Basic Plastic Products, L.L.C. and of the Board of Advisors of Mercor Trade Finance Ltd.

     Norman D. Rich, age 65, has been a director of the Company since 1991. Mr. Rich also has been a director of the Bank since 1991. Prior to his retirement in 1999, he was a partner with the accounting and consulting firm of Veatch, Rich & Nadler, Chtd. for the last five years. Mr. Rich is a Certified Public Accountant.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE ELECTION OF THE TWO NOMINEES NAMED ABOVE AS DIRECTORS OF THE COMPANY.

                         DIRECTORS CONTINUING IN OFFICE

CLASS I DIRECTOR - TERM EXPIRING IN 2001

     Glen Wherfel, age 50, has been a director of the Company since 1998. Mr. Wherfel has been a director of the Bank since 1992. He is also a principal at the accounting firm of Wherfel & Associates, and has served in such position since 1994. Mr. Wherfel is a Certified Public Account and a director of Gemcor, Inc., a privately held corporation.

CLASS II DIRECTORS - TERMS EXPIRING IN 2002

     Wilbur G. Meinen, Jr., age 50, has been a director of the Company since 1998 and has also been the Chairman, President and Chief Executive Officer of the Company and the Bank since 1998. Prior to joining the Company, Mr. Meinen served in various capacities at Bank One Corporation since 1989. As Executive Vice President - Credit Products Manager, his most recent position at Bank One, Mr. Meinen was responsible for the credit functions for the middle market and private banking lines of business in the Chicago market. His approval was required for all commercial loans originated in the Chicago market, and he also managed a staff which provided portfolio management, loan documentation and closing and asset management services.

     Avrom H. Goldfeder, age 40, has been a director of the Company since 1997. Mr. Goldfeder has been a member-trader of the Chicago Board of Trade (CBOT) since 1986. He is a member of the CBOT Business Conduct Committee and is Vice Chairman of the CBOT Educational Research Foundation. Mr. Goldfeder was a founding partner of the Financial Futures and Options Clearing Services in October 1990 as Senior Vice President and Co-Head of Institutional Sales and Marketing. Mr. Goldfeder is also a member of the Executive Committee of ING Barings.

     Sherwin Koopmans, age 58, has been a director of the Company since 1997. Mr. Koopmans also served as Chairman of the Executive Committee of the Board of Directors of the Company and the Bank from August 1998 to December 1998; Prior to his retirement in January 1996, Mr. Koopmans was the Associate Director of the Division of Depository and Asset Services for the Federal Deposit Insurance Corporation (FDIC) from July 1994 to December 1995.

MEETINGS OF THE BOARD; COMMITTEES

     The Board of Directors met 12 times during fiscal year 1999. All of the directors, with the exception of George M. Ohlhausen, attended at least 75% of the total number of meetings of the Board of Directors and the committees of the Board on which they served during fiscal year 1999. The Board has two established committees, the Audit Committee, comprised of Messrs. Rich (as chairman), Koopmans and Wherfel, and the Compensation Committee, comprised of Messrs. Goldfeder (as chairman), Cari and Koopmans.

     The Audit Committee, which met 12 times during the fiscal year 1999, recommends to the Board of Directors the engagement of the Company's independent certified public accountants, reviews with such accountants the plan and results of their audit of the Company's financial statements and determines the independence of such accountant. The Compensation Committee, which met 2 times during fiscal year 1999, makes recommendations to the Board of Directors with respect to compensation of officers and key employees, including the grant of options under the Success Bancshares, Inc. 1995 Stock Option Plan (the "1995 Stock Option Plan") and the 1999 Stock Option Plan.

     The Board of Directors elects a Nominating Committee each year prior to the election of directors. The Nominating Committee will consider director nominees recommended by any stockholder who has given timely written notice to the Secretary of the Company. To be timely, a stockholder's notice must be delivered not less than 70, nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. Such notice must set forth, as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected.

COMPENSATION OF DIRECTORS

     Each member of the Company's Board of Directors, other than any member who is also an executive officer, receives a fee of $1,300 a month. Each member of the Audit Committee and the Compensation Committee also receives a fee of $300 per committee meeting attended. In addition, the Company reimburses all of its directors for all travel-related expenses incurred in connection with their activities as directors. Norman D. Rich receives an additional $10,000 annually for serving as Chairman of the Audit Committee and Avrom H. Goldfeder receives an additional $5,000 annually for serving as Chairman of the Compensation Committee.

     In addition, management awards options to purchase 5,000 shares to each new Director of the Company, and options to purchase 3,000 shares of Common Stock each year thereafter to each continuing Director of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors determined the compensation of the Company's executive officers in 1999.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     From time to time, the Bank makes loans and extends credit to certain of the Company's and/or the Bank's officers and directors and to certain companies affiliated with such persons. In the opinion of the Company, all of such loans and extensions of credit have been made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other third parties, and have not involved more than the normal risk of collectibility or presented other favorable features. At December 31, 1999, an aggregate of $1.7 million of loans and extensions of credit were outstanding to certain officers and directors of the Company and/or the Bank and to certain companies affiliated with such persons.


                               EXECUTIVE OFFICERS

     Set forth below is certain information with respect to each of the Company's and/or the Bank's executive officers who is not also a director of the
Company:

     Kurt C. Felde, age 49, has been Executive Vice President and Chief Financial Officer of the Company and Bank since April, 1999 and served as Senior Vice President and Chief Financial Officer of the Company and the Bank since June 1998. Prior to joining the Company, Mr. Felde served as Senior Vice President and Chief Financial Officer of Regency Savings Bank beginning in 1989, where he was responsible for accounting, management information systems, operations and corporate administration.

     Christa N. Calabrese, age 51, has been Executive Vice President of the Bank since October 1997 and Chief Lending Officer of the Bank since 1992. She also served as Senior Vice President of the Bank from 1992 to October 1997. Prior to joining the Bank, Ms. Calabrese was an Asset Specialist with the Resolution Trust Corporation from 1990 to 1992. From 1969 through 1990, Ms. Calabrese held commercial lending positions with local community banks.

     Laurie K. Breitenstein, age 38, joined the Company and the Bank as Senior Vice President and General Counsel in May 1999. Prior to joining the Company, Ms. Breitenstein was corporate counsel to Banc One Corporation from 1993 to 1997, GE Capital Corp. from 1997 to 1998 and Heller Financial, Inc. from 1998 to 1999.

        Ronald W. Tragasz, age 53, joined the Bank in September 1991, and is currently Senior Vice President and Cashier of the Bank and Assistant Secretary of the Company. Prior to September 1991, Mr. Tragasz was employed by the Bank of Ravenswood as Cashier and by First National Bank of Chicago as Assistant Vice President, where he was responsible for bank operating functions and various branch operations.

     Marlene Sachs, age 68, has been Secretary of the Company since its inception, and Vice President, Secretary and Assistant to the President of the Bank since 1982.


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information concerning the compensation during the fiscal years ended December 31, 1999, 1998 and 1997 paid by the Company and its subsidiaries for services rendered in all capacities to
(i) the Company's Chief Executive Officer and (ii) the three additional executive officers of the Company and/or the Bank who had total compensation during the fiscal year ended December 31, 1999 which exceeded $100,000 (collectively, the "Named Executive Officers").

                                                 ANNUAL COMPENSATION                    LONG-TERM COMPENSATION AWARDS
                                       ----------------------------------------- --------------------------------------------
                                                                                  RESTRICTED     SECURITIES
                                                                                    STOCK        UNDERLYING       ALL OTHER
    NAME AND PRINCIPAL POSITION           YEAR        SALARY ($)     BONUS ($)      AWARDS (1)     OPTIONS      COMPENSATION
-------------------------------------  -----------  -----------  --------------- ------------- -------------- ---------------
Wilbur G. Meinen, Jr.
   Chairman, President &
   Chief Executive Officer of
   the Company and the Bank            1999         $ 187,250    $ 45,000 (2)          -        12,500 (3)    $  2,792 (4)
                                       1998 (5)         7,695      50,000 (6)     90,000 (7)    12,500 (8)           -

Kurt C. Felde
   Executive Vice President &
   Chief Financial Officer of
   the Company and Bank                1999         $ 115,154    $ 20,000              -             -        $  2,585 (9)
                                       1998 (10)       61,833       5,000              -         8,000 (11)        500

Christa N. Calabrese
   Executive Vice President &
   Chief Lending Officer of the Bank   1999         $ 125,000    $ 20,000              -             -        $  2,930 (12)
                                       1998           120,364      10,000              -        10,000 (13)      3,643 (14)
                                       1997            78,077           -              -             -           2,316 (15)

Craig J. Love
   Executive Vice President and
   Chief Operating Officer of the      1999 (16)      106,269    $ 40,000 (17)         -        10,000 (18)   $  2,606 (19)
   Bank

---------------------

(1) At December 31, 1999, there were 5,333 shares of restricted stock outstanding with a value of $52,997, all of which were held by Mr. Meinen.

(2)  Mr. Meinen elected to receive the 1999 bonus in January 2000.

(3) Such options vest in increments of 3,125 shares on January 27, 2000, 2001, 2002 and 2003.

(4) Includes $500 contributed by the Company for Mr. Meinen under the Company's 401(k) Plan (the "401(k) Plan"), $1,522 allocated to Mr. Meinen under the Company's Employee Stock Ownership Plan (the "ESOP"), and $770 in term life insurance premiums paid by the Company on behalf of Mr. Meinen.

(5)  Mr. Meinen joined the Company on December 16, 1998.

(6) Such amount was paid to Mr. Meinen in January 1999 pursuant to the terms of his Employment Agreement, dated December 16, 1998, with the Bank. See "Employment Agreements."

(7) Such shares vest in increments of 2,667 shares on December 31, 2000 and 2,666 shares on December 31, 2001. Dividends will be paid on such shares only to the extent that dividends are paid on the Common Stock. (8) Such options vest in increments of 3,125 shares on December 16, 1999, 2000, 2001 and 2002.

(9) Includes $500 contributed by the Company for Mr. Felde under the 401(k) Plan, $1,315 allocated to Mr. Felde under the ESOP, and $770 in term life insurance premiums paid by the Company on behalf of Mr. Felde. (10) Mr. Felde joined the Company on June 1, 1998.

(11) Options to purchase 3,000 of such shares vest in increments of 750 shares on December 16, 1999, 2000, 2001 and 2002.

(12) Includes $500 contributed by the Company for Ms. Calabrese under the Company's 401(k) Plan, $1,660 allocated to Ms. Calabrese under the ESOP, and $770 in term life insurance premiums paid by the Company for the benefit of Ms. Calabrese.

(13) Such options vest in increments of 2,500 shares on September 23, 1999, 2000, 2001 and 2002.

(14) Includes $500 contributed by the Company for Ms. Calabrese under the 401(k) Plan, $2,033 allocated to Ms. Calabrese under the ESOP, and $1,110 in term life insurance premiums paid by the Company for the benefit of Ms. Calabrese.

(15) Includes $150 contributed by the Company for Ms. Calabrese under the 401(k) Plan, $1,056 allocated to Ms. Calabrese under the ESOP and $1,110 in term life insurance premiums paid by the Company on behalf of Ms. Calabrese.

(16) Mr. Love joined the Company in February 1999.

(17) Includes a $10,000 signing bonus, a $10,000 promotion bonus and a $20,000 performance bonus for 1999 which Mr. Love elected to defer until January 2000.

(18) Such options vest in increments of 1,250 shares on April 28 and November 17 of the years 2000, 2001, 2002 and 2003.

(19) Includes $500 contributed by the Company for Mr. Love under the 401(k), $1,521 allocated to Mr. Love under the ESOP, and $585 in term life insurance premiums paid by the Company on behalf of Mr. Love.

OPTION GRANTS IN LAST FISCAL YEAR

The following table provides information on grants of options to the Named Executive Officers in 1999.


                                                                                           POTENTIAL REALIZABLE VALUE AT
                                                                                           ASSUMED ANNUAL RATES OF STOCK
                                  INDIVIDUAL GRANTS                                     PRICE APPRECIATION FOR OPTION TERM
------------------------------------------------------------------------------------    -----------------------------------
                                         PERCENT OF
                           NUMBER OF       TOTAL
                           SECURITIES     OPTIONS
                           UNDERLYING    GRANTED TO
                            OPTIONS     EMPLOYEES IN      EXERCISE       EXPIRATION
         NAME               GRANTED      FISCAL YEAR        PRICE           DATE             5%                    10%
----------------------- --------------  ------------    ----------      -----------     ------------        --------------
Wilbur G. Meinen, Jr.      12,500 (1)        37.3%          $11.50         1/27/09        $   90,404          $  229,100

Craig J. Love               5,000 (2)        14.9%          $10.13         4/28/09        $   31,838          $   80,683
                            5,000 (3)        14.9%          $11.94        11/17/09        $   37,537          $   95,126

(1) These options were granted on January 27, 1999 and vest to the extent of 3,125 shares each year over a four-year period commencing on January 27, 2000.

(2) These options were granted on April 28, 1999 and vest to the extent of 1,250 shares each year over a four-year period commencing on April 28, 2000.

(3) These options were granted on November 17, 1999 and vest to the extent of 1,250 shares each year over a four-year period commencing on November 17, 2000.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

         The following table provides information on the value of any options held by the Named Executive Officers at December 31, 1999. No Named Executive Officer exercised any options in 1999.


                                                            NUMBER OF UNEXERCISED       VALUE OF UNEXERCISED IN THE MONEY
                            SHARES                      OPTIONS AT DECEMBER 31, 1999      OPTIONS AT DECEMBER 31, 1999
         NAME             ACQUIRED ON                   -----------------------------   ---------------------------------
                           EXERCISE     VALUE REALIZED   EXERCISABLE    UNEXERCISABLE   EXERCISABLE       UNEXERCISABLE
----------------------- --------------  --------------  -------------   -------------   -----------      ----------------
Wilbur G. Meinen              -               -             3,125 (1)      21,875 (1)          -                  -
Kurt C. Felde                 -               -             5,750 (2)       2,250 (3)          -                  -
Christa N. Calabrese          -               -             2,500 (4)       7,500 (4)          -                  -
Craig J. Love                 -               -                 -          10,000 (5)          -                  -


(1) The Company granted options to purchase 12,500 shares of Common Stock to Mr. Meinen on December 16, 1998. Such options vest to the extent of 3,125 shares on each of December 16, 1999, 2000, 2001 and 2002.

(2) Includes 5,000 options granted June 25, 1998 which vested in their entirety on June 25, 1999. In addition, 3,000 options were granted on December 16, 1998 and vest in increments of 750 shares over a four-year period commending December 16, 1999.

(3) The Company granted options to purchase 3,000 shares of Common Stock to Mr. Felde on December 16, 1998. Such options vest to the extent of 750 shares on each of December 16, 1999, 2000, 2001 and 2002.

(4) The Company granted options to purchase 10,000 shares of Common Stock to Ms. Calabrese on September 23, 1998. Such options vest to the extent of 2,500 shares on each of September 23, 1999, 2000, 2001 and 2002.

(5) Includes 5,000 options granted on April 28, 1999 and 5,000 options granted on November 17, 1999. The options vest in increments of 1,250 on April 28 and November 17 in the years of 2000, 2001, 2002 and 2003.

EMPLOYMENT AGREEMENTS

         The Bank has entered into Employment Agreements ("Agreements") with Messrs. Meinen, Felde and Love and with Ms. Calabrese. The Agreements provide for an annual base salary in an amount not less than the employee's then current salary and a term of three years with respect to Messrs. Meinen and Love and Ms. Calabrese, and two years with respect to Mr. Felde. In addition to base salary, all are entitled to receive an annual bonus in an amount determined by the Board of Directors of the Bank and are also entitled to participate in and receive benefits under any employee insurance and fringe benefits programs that may have been established by the Bank for its employees or senior executive officers, to reimbursement for reasonable expenses incurred by them in the performance of their duties and to the use of a Bank automobile. Mr. Meinen's Agreement also provided for his receipt of 8,000 restricted shares and options to purchase 25,000 shares, the terms of which are described in the Summary Compensation Table above.

         Each of the Agreements state that the Bank will continue to pay to each of the Named Executive Officers his/her salary, bonus (if any has been earned and is due) and benefits for the duration for the term of the Agreement after the termination of employment by reason of the Bank's breach of the Agreement or otherwise, except for a termination by reason of the respective employee's negligence or misconduct or death or disability. Each such Agreement further provides that upon a change of control of the Bank or the Company (as defined in the Agreement to include certain sales, transfers or dispositions of shares of stock or assets of the Bank), the employee will receive a lump sum payment in an amount not to exceed two times base salary with respect to Mr. Meinen and Ms. Calabrese and one times base salary with respect to Messrs. Felde and Love. Finally, the Meinen Agreement restricts Mr. Meinen from competing with, or soliciting employees or customers of, the Bank and the Company for a period of 12 months following the termination or expiration of his employment and the Love, Felde and Calabrese Agreements similarly restrict these officers for a period of six months following the termination or expiration of their employment.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors, which is comprised of three non-employee directors (the "Committee"), established the general compensation policies of the Company, determined specific compensation levels for the Company's executive officers and administered the Company's compensation plans in 1999. The Committee has issued its report, presented below, documenting the various components of the Company's executive officer compensation programs and describing the basis for 1999 compensation levels.

1999 COMPENSATION PHILOSOPHY

         It is the philosophy of the Company to link executive compensation to achievement, initiative, performance and teamwork. Compensation determined in accordance with these characteristics is essentially merit-based and is not significantly impacted by the length of time an officer has served the Company. By focusing on merit, the Committee members are confident that the Company will be able to attract, develop, reward and retain highly qualified and productive executive officers and to motivate its executive officers to achieve the goals of the Company's corporate strategic plan. The Committee believes that its compensation philosophy is aligned with and supports the long-term interest of the Company: to improve corporate financial performance and to increase stockholder value.

         The Committee considered numerous factors, both qualitative and quantitative, in determining the level and composition of compensation for the Chief Executive Officer and other executive officers for 1999. The Committee did not, however, apply specific quantitative formulas or guidelines in reviewing and approving compensation, although the Committee did follow the dictates of all employment agreements between the Bank and the executive officers. Such employment agreements were specifically designed and adopted to assist the Bank and the Company in maintaining a stable and competent management base. In analyzing compensation, the Committee instead recognized the importance of achievements that may be difficult to quantify, such as successful supervision and assistance with major projects.

         In addition, in order to determine appropriate compensation levels for both incumbent and newly hired executive officers, the Committee utilized independently prepared financial institution compensation surveys.

COMPENSATION PROGRAM COMPONENTS

         The Committee reviews each executive officer's base salary annually. Executive officers received salary increases in 1999 which were principally intended to reflect individual performance in 1998, including increases in responsibilities, but also, to a lesser extent, the Company's performance both as compared to the preceding fiscal year and within its industry. The Committee also evaluates other factors, such as background, experience and scope of accountability in determining the appropriate salary level for each executive officer. The Committee, by design, strives to pay executive officers salaries in line with competitive market levels in the financial institution industry. Cash bonuses were awarded to executive officers, at the end of 1999 based upon 1999 performance.

         The Company's executive officers are also eligible for stock option grants as determined by the Committee in accordance with the 1995 Stock Option Plan and the 1999 Stock Option Plan. Each of these Plans provides for option awards based on both overall performance of the Company and individual performance by executive officers in order to align the interests of the Company's stockholders and such executive officers. During 1999, no options were granted to executive officers of the Company (with the exception of options to purchase 12,500 shares issued to Mr. Meinen pursuant to his Employment Agreement).

CHIEF EXECUTIVE OFFICER COMPENSATION

         In December 1998 the Company hired Mr. Meinen as President and Chief Executive Officer. In July 1999 Mr. Meinen was also named as Chairman of the Board of Directors of the Company. Compensation for Mr. Meinen was determined in accordance with the terms of his Employment Agreement with the Bank and included base salary, stock options and a year-end bonus. Mr. Meinen's compensation package has been designed to encourage overall company performance and increase shareholder value.

         On an annual basis, the Committee reviews an independent survey analysis which compares Mr. Meinen's compensation to an industry peer group. In the review process, the Committee also considers the overall performance of the Company and Mr. Meinen's management practices. As a result of such review, the annual incentive bonus approved for Mr. Meinen for fiscal 1999 was $45,000, approximately 24.03% of his 1999 salary.


                             COMPENSATION COMMITTEE

                               Avrom H. Goldfeder
                                Sherwin Koopmans
                               Joseph A. Cari, Jr.

                             STOCK PERFORMANCE GRAPH

         The following graph compares the cumulative total return on the Company's Common Stock with the cumulative total return on the NASDAQ-Total US Market Index and the SNL Midwest Bank Index for the period from October 21, 1997, the date of the initial public offering of the Company's Common Stock, to December 31, 1997, the end of the first fiscal year following such initial public offering and the semi-annual periods from June 30, 1998 to December 31, 1999. The graph assumes $100.00 was invested on October 21, 1997. Cumulative total return assumes that dividends, if any, were reinvested.


                              [PERFORMANCE GRAPH]


                                                                            PERIOD ENDING
                                          ----------------------------------------------------------------------------------
                 INDEX                     10/21/97      12/31/97       6/30/98      12/31/98       6/30/99      12/31/99
----------------------------------------  ------------  ------------  ------------  ------------  ------------  ------------
Success Bancshares, Inc.                     100.00         90.91         90.91         74.38         71.07         66.12
NASDAQ - Total US*                           100.00         92.97        110.59       1290.57        158.61        235.53
SNL Midwest Bank Index                       100.00        110.54        117.07        117.07        122.01         92.38


         Although the graph would normally be provided for a five-year period under the rules promulgated by the SEC, the Company's Common Stock has only been publicly traded since October 21, 1997. The Company does not believe that the comparative performance of its Common Stock over such a short period of time is necessarily a meaningful measure of the Company's total performance and indicative of the Company's future stockholder return.

                            INDEPENDENT ACCOUNTANTS


         The Board of Directors of the Company has appointed McGladrey & Pullen, LLP to act as independent public accountants for the Company for 2000. Representatives of McGladrey & Pullen, LLP will be present at the Meeting, will have the opportunity to make a statement, if they so desire, and will be available to respond to stockholders' questions.


                                  OTHER MATTERS

         No other matters have been presented in accordance with the Company's By-laws for presentation in this Proxy Statement to be considered at the Meeting or any adjournment thereof. If any other matters are properly brought before the Meeting, it is the intention of the persons named as proxies in the accompanying form of proxy to vote the shares represented thereby in accordance with their best judgement.


                              STOCKHOLDER PROPOSALS

         Stockholder proposals submitted for evaluation as to inclusion in the proxy materials for the Company's annual meeting of stockholders to be held in 2001 must be received by the Company not later than December 27, 2000, at the Company's principal executive offices at 100 Tri-State International, Suite 300, P.O. Box 1499, Lincolnshire, Illinois 60069-1499. In addition, proxies appointed by management will use their discretionary authority to vote the shares they represent as the Board of Directors may recommend when a stockholder raises any proposal which was not included in the Company's proxy materials for consideration at the annual meeting of stockholders to be held in 2001 if the Company did not receive proper notice of such proposal at its principal executive offices by December 27, 2000. Under the Company's by-laws, in order for any stockholder proposal that is not included in the Company's proxy materials to be brought before the annual meeting of stockholders to be held in 2001, such proposal must be received at the Company's principal executive offices between February 23, 2001 and March 15, 2001.


                                              For the Board of Directors,

                                              /s/ WILBUR G. MEINEN, JR.


                                              Wilbur G. Meinen, Jr.
                                              Chairman of the Board of Directors

April 26, 2000

                            SUCCESS BANCSHARES, INC.

                     101 TRI STATE INTERNATIONAL, SUITE 300
                          LINCOLNSHIRE, ILLINOIS 60069

                                     PROXY

        THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                 ANNUAL MEETING OF STOCKHOLDERS ON MAY 24, 2000


         The undersigned hereby appoints Glen Wherfel and Avrom H. Goldfeder, and each them, as proxies of the undersigned, with full power of substitution, to vote, as specified herein, all shares of Common Stock of Success Bancshares, Inc. (the "Company") owned on the record date by the undersigned at the Annual Meeting of Stockholders to be held on May 24, 2000 and at any postponements or adjournments thereof.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTOR OF ALL THE NOMINEES NAMED ON THE REVERSE SIDE IN PROPOSAL 1.


            (Continued and to be signed and dated on reverse side.)

--------------------------------------------------------------------------------

                                                      SUCCESS BANCSHARES, INC.
                              PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK IN ONLY. [ ]

[                                                                                                                                  ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS.

1. ELECTION OF DIRECTORS:                 For     Withhold     For All          2. In their discretion the proxies are authorized
   NOMINEES: 01-NORMAN D. RICH AND        All        All       Except              to vote upon such other matters as may properly
             02-JOSEPH A. CARL, JR.       [ ]        [ ]        [ ]                come before the meeting and at any postponements
                                                                                   or adjournments thereof.

  (INSTRUCTION: to withhold authority to                                           Please send an admission ticket for the Annual
  vote for any individual nominee, write                                           Meeting.   [ ]
  nominee's name in the space provided
  below.)

                                                                                   Dated:                                     , 2000
  --------------------------------------                                                 -------------------------------------

                                                                                   Signature:
                                                                                             ---------------------------------------

                                                                                   Signature:
                                                                                             ---------------------------------------

                                                                                   IMPORTANT: Please sign exactly as name appears
                                                                                   herein. Each joint owner should sign. Executors,
                                                                                   administrators, trustees and officials signing
                                                                                   in a representative capacity should give full
                                                                                   title. If a corporation, please sign in full
                                                                                   corporate name by authorized officer. If a
                                                                                   partnership, please sign in partnership name by
                                                                                   authorized person.

------------------------------------------------------------------------------------------------------------------------------------
                                                      - FOLD AND DETACH HERE -

                                                      YOUR VOTE IS IMPORTANT.


                                            PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY
                                                     IN THE ENCLOSED ENVELOPE.

